                                                                    EXHIBIT 10.1

================================================================================


                       CONVERTIBLE NOTE PURCHASE AGREEMENT


                                      among


                              CRITICAL PATH, INC.,

                       PERMAL U.S. OPPORTUNITIES LIMITED,

                           ZAXIS EQUITY NEUTRAL, L.P.,

                       ZAXIS INSTITUTIONAL PARTNERS, L.P.,

                             ZAXIS OFFSHORE LIMITED,

                              ZAXIS PARTNERS, L.P.,

                       GUGGENHEIM PORTFOLIO COMPANY XIII,

                       CROSSLINK CROSSOVER FUND IV, L.P.,

                          SAGAMORE HILL HUB FUND, LTD.,

                        CRITERION CAPITAL PARTNERS, LTD.,

                   CRITERION CAPITAL PARTNERS, INSTITUTIONAL,

                      CRITERION CAPITAL PARTNERS, L.P. AND

                         CAPITAL VENTURES INTERNATIONAL



                              --------------------
                              Dated: March 9, 2004
                              --------------------


================================================================================

                                Table of Contents

                                                                                   Page
                                                                                   ----
ARTICLE I DEFINITIONS.................................................................2
        1.1      Definitions..........................................................2

ARTICLE II PURCHASE AND SALE OF NOTES; CONVERSION; EXCHANGE..........................11
        2.1      Purchase and Sale of Notes..........................................11
        2.2      Filings.............................................................11
        2.3      Certificate of Determination........................................11
        2.4      Closings; Deliveries................................................11
        2.5      Issuances of Common Shares..........................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................13
        3.1      Corporate Existence and Power.......................................13
        3.2      Authorization; No Contravention.....................................14
        3.3      Governmental Authorization; Third Party Consents....................14
        3.4      Binding Effect......................................................14
        3.5      Litigation..........................................................15
        3.6      Compliance with Laws................................................15
        3.7      Capitalization......................................................15
        3.8      No Default or Breach; Contractual Obligations.......................17
        3.9      Title to Properties.................................................17
        3.10     Reports; Financial Statements.......................................17
        3.11     Taxes...............................................................18
        3.12     No Material Adverse Change; Ordinary Course of Business.............18
        3.13     Private Offering....................................................18
        3.14     Labor Relations.....................................................19
        3.15     Employee Benefit Plans..............................................19
        3.16     Liabilities.........................................................20
        3.17     Affiliate Transactions..............................................20
        3.18     Intellectual Property...............................................21
        3.19     Privacy of Customer Information.....................................22
        3.20     Potential Conflicts of Interest.....................................22
        3.21     Trade Relations.....................................................23
        3.22     Outstanding Borrowing...............................................23
        3.23     Broker's, Finder's or Similar Fees..................................23
        3.24     Stockholder Approval................................................23
        3.25     CCC Section.........................................................23
        3.26     Disclosure..........................................................24
        3.27     Investments.........................................................24
        3.28     Sarbanes-Oxley Compliance...........................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE LENDERS.............................25
        4.1      Existence and Power.................................................25
        4.2      Authorization; No Contravention.....................................25
        4.3      Governmental Authorization; Third Party Consents....................25
        4.4      Binding Effect......................................................26
        4.5      Purchase for Own Account............................................26
        4.6      Restricted Securities...............................................27
        4.7      Accredited Investor.................................................27
        4.8      Experience..........................................................27
        4.9      Access to Information...............................................27
        4.10     General Solicitation................................................27
        4.11     Reliance............................................................27
        4.12     Qualified Institutional Buyer.......................................28
        4.13     Affiliate Status....................................................28
        4.14     Capital Stock Ownership.............................................28

ARTICLE V CONDITIONS TO INITIAL CLOSING..............................................29
        5.1      Conditions to Lenders' Obligations..................................29
        5.2      Conditions to Company's Obligations.................................29

ARTICLE VI CONDITIONS TO SUBSEQUENT CLOSING..........................................30
        6.1      Conditions to Lenders' Obligations..................................30
        6.2      Conditions to the Company's Obligations.............................30

ARTICLE VII INDEMNIFICATION..........................................................31
        7.1      Indemnification.....................................................31
        7.2      Notification........................................................31
        7.3      Contribution........................................................32

ARTICLE VIII COVENANTS...............................................................33
        8.1      Financial Statements and Other Information..........................33
        8.2      FIRPTA Certificate..................................................33
        8.3      Reservation of Common Stock.........................................34
        8.4      Stockholder Approval................................................34
        8.5      Financial Covenants.................................................34
        8.6      Purchases and Sales.................................................34
        8.7      Proxy Matters.......................................................35

ARTICLE IX TERMINATION...............................................................35
        9.1      Termination.........................................................35

ARTICLE X MISCELLANEOUS..............................................................35
        10.1     Survival of Representations and Warranties..........................35
        10.2     Notices.............................................................36
        10.3     Successors and Assigns; Third Party Beneficiaries...................38
        10.4     Amendment and Waiver................................................38
        10.5     Counterparts........................................................38

        10.6     Headings............................................................38
        10.7     Governing Law.......................................................38
        10.8     Severability........................................................38
        10.9     Rules of Construction...............................................39
        10.10    Entire Agreement....................................................39
        10.11    Fees................................................................39
        10.12    Publicity; Confidentiality..........................................39
        10.13    Further Assurances..................................................40
        10.14    Waiver..............................................................40

EXHIBITS

        A     Form of Note
        B     Form of Third Amended and Restated Registration Rights Agreement
        C     Form of Amended and Restated Series D Certificate of Determination
        D     Articles of Incorporation
        E     By-laws
        F     Form of Series E Certificate of Determination
        G     Form of Pillsbury Winthrop LLP Opinion


SCHEDULES


    2.1     Purchased Notes
    3.3     Government Authorizations; Consents
    3.5     Litigation
    3.7(a)  Capitalization
    3.10(a) Reports; Financial Statements
    3.12    Material Adverse Change
    3.17    Affiliate Transactions
    3.20    Potential Conflicts of Interest
    3.22    Outstanding Borrowing
    3.27    Investments
    4.14    Capital Stock Ownership
    8.5     Financial Covenants

                       CONVERTIBLE NOTE PURCHASE AGREEMENT


        CONVERTIBLE NOTE PURCHASE AGREEMENT, dated March 9, 2004 (this "Agreement"), among Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P., Guggenheim Portfolio Company XIII, Crosslink Crossover Fund IV, L.P., Sagamore Hill Hub Fund, Ltd., Criterion Capital Partners, Ltd., Criterion Capital Partners, Institutional, Criterion Capital Partners, L.P. and Capital Ventures International (collectively, the "Lenders") and Critical Path, Inc., a California corporation (the "Company"),

               WHEREAS, on November 18, 2003, the Company entered into the Convertible Note Purchase and Exchange Agreement, as amended from time to time (the "November Convertible Note Agreement") with the General Atlantic Entities, GAP-W, LLC and the CK Purchasers pursuant to which (a) the Company issued $10 million in principal amount of 10% convertible secured notes to the General Atlantic Entities, and agreed to convert the notes into approximately 7.3 million shares, par value $0.001 per share, of Series E Redeemable Convertible Preferred Stock (the "Series E Preferred Stock"), and (b) the CK Purchasers agreed to exchange approximately $32.8 million in face value of CK Sub Notes for approximately 21.9 million shares of Series E Preferred Stock subject to Stockholder Approval (as hereinafter defined); and

               WHEREAS, on January 16, 2004, the Company entered into the Convertible Note Purchase Agreement, as amended from time to time (the "January Convertible Note Agreement") with Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P. and Passport Master Fund, L.P. (collectively, the "January 2004 Investors"), pursuant to which the Company issued $15 million in principal amount of 10% convertible secured notes to the January 2004 Investors, and agreed to convert such notes into approximately 10 million shares of Series E Preferred Stock subject to Stockholder Approval (as hereinafter defined); and

               WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell, at the Initial Closing, convertible notes, substantially in the form attached hereto as Exhibit A (each a "Note" and, collectively, the "Notes") having an aggregate principal amount of eighteen million five hundred thousand dollars ($18,500,000), in the face amount set forth opposite such Lender's (as hereinafter defined) name on Schedule 2.1 hereto, that subject to the terms and conditions set forth in this Agreement and the Notes, are convertible either into Series E Preferred Stock or Common Stock, as more fully set forth in the Agreement and the Notes:

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

               "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

               "Amended and Restated Registration Rights Agreement" means the Third Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit B.

               "Amended and Restated Series D Certificate of Determination" means the Amended and Restated Certificate of Determination of Preferences of Series D Cumulative Redeemable Convertible Preferred Stock, substantially in the form attached hereto as Exhibit C, with such changes or limitations to the voting provisions thereof as may be necessary to comply with NASD Rule 4351 regarding the voting power of the Series D Preferred Stock, which shall be duly filed with the Secretary of State of the State of California as soon as practicable following Stockholder Approval.

               "Amendment to Preferred Stock Rights Agreement" means an amendment to the Company's Preferred Stock Rights Agreement to permit the Lenders to purchase securities being offered by the Company hereunder without causing such Lenders to become Acquiring Persons (as defined in the Preferred Stock Rights Agreement).

               "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company in effect on the Initial Closing Date and attached hereto as Exhibit D.

               "Board of Directors" means the Board of Directors of the Company.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of California are authorized or required by law or executive order to close.

               "By-laws" means the by-laws of the Company in effect on the Initial Closing Date and attached hereto as Exhibit E.

               "CK Purchasers" means Campina Enterprises Limited, Cenwell Limited, Great Affluent Limited, Dragonfield Limited and Lion Cosmos Limited and their transferees.

               "CK Sub Notes" means the 5 _% Convertible Subordinated Notes, due April 1, 2005, issued by the Company pursuant to the Company's Indenture, dated March 31, 2000, and purchased by the CK Purchasers.

               "Claims" has the meaning set forth in Section 3.5 of this Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

               "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act and Exchange Act.

               "Common Stock" means the common stock of the Company, par value $0.001 per share.

               "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code Section 414(b), (c),
(m), (o) or (t).

               "Common Shares" has the meaning set forth in Section 2.1(a).

               "Common Shares Issuance Date" has the meaning set forth in
Section 2.5.

               "Company" has the meaning set forth in the preamble to this Agreement.

               "Company Plans" has the meaning set forth in Section 3.15 of this Agreement.

               "Condition of the Company" means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

               "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

               "Conversion" has the meaning set forth in Section 2.1(a).

               "Conversion Notice" has the meaning set forth in Section 2.5 of this Agreement.

               "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

               "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchangeable Shares" shall mean the Class A Non-Voting Preference Shares of Critical Path Messaging Co., an unlimited liability company existing under the laws of Nova Scotia, and a subsidiary of the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "Existing Convertible Note Agreements" means the November Convertible Note Agreement and the January Convertible Note Agreement.

               "Financial Statements" has the meaning set forth in Section 3.10 of this Agreement.

               "GAAP" means United States generally accepted accounting principles in effect from time to time.

               "General Atlantic Entities" means General Atlantic Partners 74, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, and GAPCO GmbH & Co. KG, a German limited partnership.

               "General Atlantic Notes" means the 10% convertible secured notes issued to the General Atlantic Entities pursuant to the November Convertible Note Agreement and held by the General Atlantic Entities or their permitted transferees.

                "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Permitted Liens) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

               "Indemnified Party" has the meaning set forth in Section 7.1 of this Agreement.

               "Indemnifying Party" has the meaning set forth in Section 7.1 of this Agreement.

               "Initial Closing" has the meaning set forth in Section 2.4(a) of this Agreement.

               "Initial Closing Date" has the meaning set forth in Section 2.4(a) of this Agreement.

               "Intellectual Property" has the meaning set forth in Section 3.18 of this Agreement.

               "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated the date hereof, among the General Atlantic Entities, the January 2004 Investors and the Lenders.

               "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

               "Investment" means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory, supplies or other assets acquired in the ordinary course of business of the Company), capital stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of any Person, (ii) any deposit with, or advance, loan or other extension of credit to, or on behalf of, any Person (other than deposits made in connection with the purchase of equipment, inventory, services, leases, supplies or other assets in the ordinary course of business of the Company), (iii) any other capital contribution to or investment in such Person, including, without limitation, any guaranty obligation incurred for the benefit of such Person. For the sake of clarity, Investments shall include any transfer of property or assets by the Company to any of its Subsidiaries or by any Subsidiary of the Company to any other Subsidiary.

               "IP Agreements" has the meaning set forth in Section 3.18(a)(iii) of this Agreement.

               "Issuable Shares" has the meaning set forth in Section 2.1(a) of this Agreement.

               "January Convertible Note Agreement" has the meaning set forth in the recitals of this Agreement.

               "January 2004 Investors" has the meaning set forth in the recitals of this Agreement.

               "January 2004 Notes" means the 10% convertible secured notes issued to the January 2004 Investors pursuant to the January Convertible Note Agreement and held by the January 2004 Investors or their permitted transferees.

               "Knowledge" means the knowledge of the Company and Paul Bartlett, James Clark, Tracy Currie, Matthew Hobart, William E. McGlashan, Jr. and Michael
J. Zukerman after due inquiry.

               "Lenders" means Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Institutional Partners, L.P., Zaxis Offshore Limited, Zaxis Partners, L.P., Guggenheim Portfolio Company XIII, Crosslink Crossover Fund IV, L.P., Sagamore Hill Hub Fund, Ltd., Criterion Capital Partners, Ltd., Criterion Capital Partners, Institutional, Criterion Capital Partners, L.P. and Capital Ventures International and any transferees to whom the Notes purchased by any of the foregoing are transferred after the date hereof and in accordance with the terms of such Notes.

               "Liabilities" has the meaning set forth in Section 3.16 of this Agreement.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

               "Losses" has the meaning set forth in Section 7.1 of this Agreement.

               "Material Contractual Obligations" has the meaning set forth in
Section 3.8 of this Agreement.

               "Material Non-Public Information" has the meaning set forth in
Section 8.6 of this Agreement.

               "NASD Rules" has the meaning set forth in Section 3.28(b).

               "Nasdaq" means The Nasdaq Stock Market, Inc.

               "Notes" has the meaning set forth in the recitals to this Agreement.

               "November Convertible Note Agreement" has the meaning set forth in the recitals of this Agreement.

               "Orders" has the meaning set forth in Section 3.2 of this Agreement.

               "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

               "Permitted Investments" means (i) Investments in cash or cash equivalents, (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments existing on the Initial Closing Date, and listed on Schedule 3.27 hereto, (iv) guaranty obligations permitted by Section 5.3 of the Security Agreement, (v) loans to employees, directors or officers of the Company in connection with the award of convertible bonds or capital stock under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (vi) other advances or loans to employees, directors, officers or agents of the Company in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding; (vii) loans, advances and Investments in or by foreign Subsidiaries; (viii) any acquisition for which the prior written consent of the holders of a majority of the outstanding principal amount of (a) the General Atlantic Notes and (b) the January 2004 Notes has been obtained, (ix) other loans, advances and investments of a nature not contemplated by the foregoing sections in an amount not to exceed $500,000 in the aggregate at any time outstanding or (x) Investments by the Company in the Guarantor (as defined in the Security Agreement).

               "Permitted Liens" has the meaning set forth in the Note.

               "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               "Plan" means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of Section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or in the future could have any direct or indirect, actual or contingent liability.

               "Proxy Statement" has the meaning set forth in Section 8.4 of this Agreement.

               "Record Date" shall mean a date determined by the Board of Directors as the record date for determining the shareholders of the Company entitled to receive Series E Purchase Rights.

               "Requirements of Law" means, as to any Person, any law (including Environmental Laws), statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

               "Retiree Welfare Plan" means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980A of the Code, commonly referred to as "COBRA," the cost of which is fully paid by the current or former employee or his or her dependents).

               "Rights Offering" shall mean a rights offering for an aggregate amount of up to $21,000,000 of shares of Series E Preferred Stock pursuant to which the Company will distribute transferable rights to the Company's holders of Common Stock as of the Record Date.

               "Sarbanes-Oxley Act" has the meaning set forth in Section 3.28(a) of this Agreement.

               "SEC Reports" has the meaning set forth in Section 3.10 of this Agreement.

               "Securities" has the meaning set forth in Section 4.8 of this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "Security Agreement" has the meaning set forth in the Notes.

               "Series D Preferred Stock" means the Series D Redeemable Convertible Participating Preferred Stock of the Company, par value $0.001 per share.

               "Series E Certificate of Determination" means the Certificate of Determination of Preferences of Series E Redeemable Convertible Preferred Stock, substantially in the form attached hereto as Exhibit F, with such changes or limitations to the voting provisions thereof as may be necessary to comply with NASD Rule 4351 regarding the voting power of the Series E Preferred Stock, which certificate shall be duly filed with the Secretary of State of the State of California as soon as practicable following Stockholder Approval.

               "Series E Preferred Stock" has the meaning set forth in the recitals to this Agreement.

               "Series E Purchase Rights" means those rights to purchase Series E Preferred Stock issued in the Rights Offering.

               "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

               "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or execrable for shares of common stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

               "Stock Option Plans" means the Company's stock option plans and employee purchase plans pursuant to which shares of restricted stock and options to purchase shares of Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Company.

               "Stockholder Approval" has the meaning set forth in Section 3.24 of this Agreement.

               "Subordination Agreement" has the meaning set forth in the Notes.

               "Subsequent Closing" has the meaning set forth in Section 2.4(e) of this Agreement.

               "Subsequent Closing Date" has the meaning set forth in Section 2.4(e) of this Agreement.

               "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

               "Taxes" means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

               "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

               "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

               "Transaction Documents" means, collectively, this Agreement, the Amended and Restated Registration Rights Agreement, the Notes, the Security Agreement, the Subordination Agreement, the Intercreditor Agreement, the Amendment to the Preferred Stock Rights Agreement and the Waivers.

               "Waivers" means the waivers and consents, dated the date hereof, executed by (i) the requisite holders of our Series D Preferred Stock, (ii) the requisite General Atlantic Entities, CK Purchasers and Vectis CP Holdings, LLC, and (iii) a majority of the outstanding principal amount of all of the January 2004 Notes, in each case to consent to and approve, to the extent necessary, the transactions and agreements contemplated by the Transaction Documents and to waive any rights they may have under that certain Stockholders Agreement dated as of November 8, 2001.

               "Warrant" or "Warrants," as the case may be, means those certain warrants to purchase Common issued to General Atlantic Entities pursuant to that certain Stock and Warrant Purchase and Exchange Agreement, dated as of November 8, 2001.

                                   ARTICLE II

                PURCHASE AND SALE OF NOTES; CONVERSION; EXCHANGE

               2.1 Purchase and Sale of Notes.

               (a) Subject to the terms and conditions of this Agreement, on the Initial Closing Date, each of the Lenders, severally and not jointly, agrees to purchase, and the Company agrees to sell and issue to each Lender, a Note, in the principal amount set opposite such Lender's name on Schedule 2.1 hereto. Each of the Notes shall be due and payable upon the terms and conditions set forth in the Notes and herein. Subject to Stockholder Approval and the terms and conditions of this Agreement, on the Subsequent Closing Date, the Notes shall convert into shares of Series E Preferred Stock in accordance with the terms thereof, and the Company shall issue to each Lender that number of shares of Series E Preferred Stock issuable upon such conversion, in exchange for the surrender to the Company by each Lender of its Notes (the "Conversion") (all of the shares of Series E Preferred Stock issuable upon conversion of the Notes referred to herein as the "Issuable Shares"). If the Conversion has not occurred on or before August 15, 2004, the Notes shall thereafter be convertible at the option of each Lender only into shares of Common Stock in accordance with the terms thereof (all the shares of Common Stock issuable directly upon conversion of the Notes referred to herein as the "Common Shares").

               (b) All payments by the Company under the Notes of principal and interest shall be as set forth in the Notes.

               2.2 Filings. As promptly as practicable following the Stockholder Approval and upon the terms and conditions of this Agreement, on or before the Subsequent Closing Date, the Company shall file with the Secretary of State of the State of California: (a) an amendment to the Amended and Restated Articles of Incorporation to increase the authorized common stock and preferred stock of the Company; and (b) the Series E Certificate of Determination.

               2.3 Certificate of Determination. The Issuable Shares shall have the preferences and rights set forth in the Series E Certificate of Determination, with such changes or limitations to the voting provisions thereof as may be necessary to comply with NASD Rule 4351. The Common Shares shall have the preferences and rights set forth in the Articles of Incorporation.

               2.4 Closings; Deliveries.

               (a) Initial Closing. The purchase and sale of the Notes under this Agreement (the "Initial Closing") shall be held as soon as practicable following the date of this Agreement (the "Initial Closing Date"), at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California, or at such other time and place as the Company and the Lenders may mutually agree. At the Initial Closing, signature pages transmitted by facsimile will be acceptable, with originals to immediately follow.

               (b) Deliveries by the Company and the Lenders on the Date Hereof. On the date hereof, (i) the Company shall execute and deliver to each Lender and each Lender shall execute and deliver to the Company this Agreement.

               (c) Deliveries by the Company at the Initial Closing. At the Initial Closing, subject to the terms and conditions hereof, the Company shall execute (except for the Waivers) and deliver to each Lender:

                      (i) the Amended and Restated Registration Rights
        Agreement;

                      (ii) such other documentation required to be provided by the Company pursuant to Section 5.1;

                      (iii) a Note, in the form attached hereto as Exhibit A, in the principal amount set forth opposite such Lender's name on Schedule 2.1;

                      (iv) the Waivers;

                      (v) a copy of the Amendment to Preferred Stock Rights Agreement; and

                      (vi) the Security Agreement and the related security documents required or contemplated by the Security Agreement.

               (d) Deliveries by each Lender at the Initial Closing. At the Initial Closing, subject to the terms and conditions hereof, each Lender shall:

                      (i) execute and deliver to the Company the Amended and Restated Registration Rights Agreement; and

                      (ii) loan to the Company, in the form of a check or wire transfer, that amount set forth opposite such Lender's name on Schedule 2.1.

               (e) Subsequent Closing. The consummation of the Conversion (the "Subsequent Closing") shall take place concurrently with the Subsequent Closings under the Existing Convertible Note Agreements as soon as practicable following the satisfaction of the closing conditions set forth in Article VI of this Agreement and Article VI of the Existing Convertible Note Agreements (the "Subsequent Closing Date"), at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California, or at such other time and place as the Company, the Lenders, the General Atlantic Entities, the CK Purchasers and the January 2004 Investors may mutually agree. At the Subsequent Closing, signature pages transmitted by facsimile will be acceptable, with originals to immediately follow.

               (f) Deliveries by the Company at the Subsequent Closing. At the Subsequent Closing, subject to the terms and conditions hereof, the Company shall execute and deliver to:

                      (i) each Lender, a certificate or certificates in definitive form and registered in the name of each Lender, representing such Lender's Issuable Shares; and

                      (ii) each Lender, such other documentation evidencing the satisfaction of the conditions set forth in Section 6.1.

               (g) Deliveries by each Lender at the Subsequent Closing. At the Subsequent Closing, subject to the terms and conditions hereof, each Lender shall execute and deliver to the Company its Notes together with duly executed note powers for such Notes.

               2.5 Issuances of Common Shares. If the Conversion has not occurred on or before August 15, 2004, subject to and in accordance with the provisions of the Notes, thereafter upon surrender by a Lender of a Note to the Company, together with a notice with duly executed note powers (the "Conversion Notice"), also specifying the portion of the Note to be converted, the Company shall, or shall cause its transfer agent to issue and deliver to the address as specified in the Conversion Notice (the date of each such delivery, a "Common Shares Issuance Date"), a certificate or certificates in definitive form and in such denominations as may be requested by such Lender in the Conversion Notice, registered in the name of such Lender, for the number of Common Shares to which such Lender shall be entitled upon such conversion. If a Note has been surrendered only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to such Lender a new Note evidencing the remaining balance, which new Note shall in all other respects be identical to the Note surrendered.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to each of the Lenders that, except as disclosed or incorporated by reference in the SEC Reports or the Disclosure Schedules:

               3.1 Corporate Existence and Power. The Company and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company or any of its Subsidiaries is required to qualify as a foreign corporation or other entity therein, and the Company or any of its Subsidiaries does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

               3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) subject to Stockholder Approval with respect to the matters set forth in Section 3.24, have been duly authorized by all necessary corporate action of the Company; (b) subject to Stockholder Approval with respect to the matters set forth in Section 3.24, do not contravene the terms of the Articles of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries or any Requirement of Law applicable to the Company or any of its Subsidiaries except such violations or conflicts that would not reasonably be expected to have a material adverse effect on the Condition of the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any of its Subsidiaries.

               3.3 Governmental Authorization; Third Party Consents. Except for the Stockholder Approval and as set forth in Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Issuable Shares or the Common Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby, other than (a) the notification to The NASDAQ National Market for the listing of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock or the Notes, as the case may be, and applicable blue-sky filings, (b) such as have already been obtained or such exemptive filings as may be required under applicable securities laws, and (c) such other filings as may be required following the Initial Closing Date or the Subsequent Closing Date under the Securities Act, the Exchange Act and corporate law.

               3.4 Binding Effect. This Agreement and each of the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and this Agreement and each of the other Transaction Documents to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries that seeks in excess of $50,000 in damages nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the Knowledge of the Company, threatened or any basis therefor known by the Company involving the prior employment of any employee of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

               3.6 Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all respects. To the Company's Knowledge, there are no Requirements of Law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely effect the Company or any of its Subsidiaries in, conducting its business in any jurisdiction in which it now conducts its business.

               3.7 Capitalization.

               (a) (i) As of the Initial Closing, the authorized capital stock of the Company consists of (A) 125,000,000 shares of Common Stock, of which 21,171,399 shares are issued and outstanding, (B) one share of Special Voting Stock, par value $0.001 per share, of the Company, which is issued and outstanding, (C) 75,000 shares of Series C Preferred Stock, par value $0.001 per share, of the Company, of which no shares are issued and outstanding, (D) 4,188,587 shares of Series D Preferred Stock, all of which are issued and outstanding, and (E) 736,412 shares of undesignated "blank check" preferred stock. As of the date of this Agreement, the aggregate number of shares of restricted stock and options to purchase shares of Common Stock which may be issued under the Stock Option Plans are 19,079,109, of which 12,449,551 have been granted. The Company has reserved an adequate number of shares of Common Stock for issuance upon conversion of the Issuable Shares. In addition, as of the Initial Closing, there were 110,209 Exchangeable Shares issued and outstanding, each of which is convertible into one share of Common Stock.

                      (ii) As of the Subsequent Closing Date, the authorized capital stock of the Company shall consist of (A) 200,000,000 shares of Common Stock, (B) one share of Special Voting Stock, par value $0.001 per share, of the Company (C) 75,000 shares of Series C Preferred Stock, par value $0.001 per share, of the Company, (D) 4,188,587 shares of Series D Preferred Stock, (E) a sufficient number of shares of Series E Preferred Stock to issue the Issuable Shares, convert 69,149 shares of Series D Preferred Stock into 733,333 shares of Series E Preferred Stock held by MBCP Peerlogic LLC and its affiliates issued in connection with the settlement of certain claims and to consummate the transactions contemplated by the Existing Convertible Note Agreements and the Rights Offering, and (F) a number of shares of undesignated "blank check" preferred stock agreed upon by the Company, the Lenders, the General Atlantic Entities and the CK Purchasers.

                      (iii) Except as set forth on Schedule 3.7(a) and except for the Warrants, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (A) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (B) any Stock Equivalents or (C) any other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings to which the Company is a party to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company.

               (b) Upon the Initial Closing Date, the Notes shall be duly authorized, and assuming the accuracy of the representations and warranties of the Lenders set forth in Article IV of this Agreement, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens.

               (c) Upon the Subsequent Closing Date, the Issuable Shares shall be duly authorized, and when issued and delivered to the Lenders and upon the consummation of the Conversion on the Subsequent Closing Date, will be validly issued, fully paid and non-assessable, and assuming the accuracy of the representations and warranties of the Lenders set forth in Article IV of this Agreement, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. Upon the Subsequent Closing Date, the shares of Common Stock issuable upon conversion of the Issuable Shares shall have been duly reserved for issuance and will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied, will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws and will be free and clear of all other Liens. None of the issued and outstanding shares of Common Stock were issued in violation of any preemptive rights.

               (d) Upon each Common Shares Issuance Date, the Common Shares then issuable shall be duly authorized, and when issued and delivered to the Lenders in accordance with the terms and conditions of the Notes, will be validly issued, fully paid and non-assessable, and assuming the accuracy of the representations and warranties of the Lenders set forth in Article IV of this Agreement, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens.

               3.8 No Default or Breach; Contractual Obligations. All of the Contractual Obligations to which the Company or any of its Subsidiaries is a party, whether written or oral, which are required by the Exchange Act to be disclosed in the SEC Reports (collectively, "Material Contractual Obligations") are valid, subsisting, in full force and effect and binding upon the Company or its Subsidiary, as the case may be, and the other parties thereto, and the Company or its Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, except for such amounts as are being contested by the Company in good faith. Neither the Company nor any of its Subsidiaries has received notice of a default and is not in default under, or with respect to, any Material Contractual Obligation nor, to the Knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

               3.9 Title to Properties. The Company and each of its Subsidiaries has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it. The Company and each of its Subsidiaries owns and has good, valid and marketable title to all of its properties and assets used in its business or reflected as owned on the Financial Statements, in each case free and clear of all Liens, except for Permitted Liens, or that would required to be described in the notes to the Financial Statements.

               3.10 Reports; Financial Statements.

               (a) As of the respective dates of their filing with the Commission, all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the Commission since June 30, 2000 (the "SEC Reports"), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, except as disclosed in the SEC Reports. The SEC Reports did not at the time they were filed with the Commission, or will not at the time they are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company has delivered or made available to the Lenders true and complete copies of, or will make available at each Lender's request the SEC Reports and any exhibits thereto. Except as set forth in Schedule 3.10(a), the Company is not aware of any issues raised by the Commission with respect to any of the SEC Reports, other than those disclosed in the SEC Reports.

               (b) The consolidated financial statements (including, in each case, any related schedules or notes thereto) contained in or incorporated by reference in the SEC Reports and any such reports, registration statements and other filings to be filed by the Company with the Commission prior to the Initial Closing Date or the Subsequent

Closing Date, as the case may be (the "Financial Statements"), (i) have been or will be prepared in accordance with the published rules and regulations of the Commission and GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, statements of stockholders' equity and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the Commission.

               3.11 Taxes. (a) The Company and each of its Subsidiaries has paid all Taxes which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and each of its Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects; (c) with respect to all Tax returns of the Company and each of its Subsidiaries, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and each of its Subsidiaries have been disclosed in the Financial Statements and made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and each of its Subsidiaries attributable to periods prior to or ending on the Initial Closing Date or the Subsequent Closing Date, as the case may be, have been adequately disclosed in the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company or any of its Subsidiaries, other than Permitted Liens.

               3.12 No Material Adverse Change; Ordinary Course of Business. Except as set forth on Schedule 3.12, since December 31, 2002, (a) there has not been any material adverse change in the Condition of the Company, (b) neither the Company nor any of its Subsidiaries has participated in any transaction material to the Condition of the Company, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company or its Subsidiary, as the case may be, (c) neither the Company nor any of its subsidiaries has entered into any Material Contractual Obligation, other than in the ordinary course of business and (d) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP.

               3.13 Private Offering. Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Notes, the Issuable Shares or the Common Shares, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (c) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Notes and the Issuable Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

               3.14 Labor Relations. Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company: (a) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice;
(b) there is no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; and (d) no union organizing activities are taking place. To the Knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, each of the officers and key employees of the Company and each of its Subsidiaries spends all, or substantially all, of his business time on the business of the Company or its Subsidiary, as the case may be. To the Knowledge of the Company, none of the employees of the Company or any of its Subsidiaries is resident in the United States in violation of any Requirement of Law.

               3.15 Employee Benefit Plans.

               (a) The SEC Reports list or describe each Plan that the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes (the "Company Plans"). Neither the Company nor any of its Subsidiaries has any liability under any Plans other than the Company Plans. Except as described in or incorporated by reference in the SEC Reports, neither the Company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

               (b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

               (c) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

               (d) No Company Plan is a Retiree Welfare Plan.

               (e) Neither the consummation of the transactions contemplated by this Agreement nor any termination of employment following such transactions will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an "excess parachute payment" under Section 280G of the Code.

               (f) There are no unfunded obligations under any Company Plan which are not fully reflected in the Financial Statements.

               (g) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company has no liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

               3.16 Liabilities. Neither the Company nor any of its Subsidiaries has any direct or indirect obligation or liability (the "Liabilities") which are not fully reflected or reserved against in the Financial Statements, other than Liabilities not exceeding $1,000,000 in the aggregate incurred since December 31, 2003 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company or any of its Subsidiaries that, individually or in the aggregate, could have a material adverse effect on the Condition of the Company.

               3.17 Affiliate Transactions. Except as set forth on Schedule 3.17, in the twelve (12) months preceding the date hereof, neither the Company nor any of its Subsidiaries has sold, leased or otherwise transferred any property or assets to, or purchased, leased or otherwise acquired any property or assets from, or otherwise engaged in any other transactions with, any of its Affiliates, except in (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, (b) transactions exclusively between the Company and one or more if its Subsidiaries, or between two or more Subsidiaries of the Company, and which do not involve any other Affiliate and (c) transactions under the agreements listed on Schedule 3.17 hereto.

               3.18 Intellectual Property.

               (a) (i) The Company and each of its Subsidiaries is the owner of all, or has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted, free and clear of all Liens, other than Permitted Liens.

                      (ii) None of the Intellectual Property is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                      (iii) The Company and each of its Subsidiaries has substantially performed all obligations imposed upon it under all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any of its Subsidiaries is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries (collectively, the "IP Agreements"). The Company and each of its Subsidiaries is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the IP Agreements are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Initial Closing and the Subsequent Closing, as the case may be, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                      (iv) None of the Intellectual Property currently sold or licensed by the Company or any of its Subsidiaries to any Person or used by or licensed to the Company or any of its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company.

               (b) No litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries. To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

               (c) No former employer of any employee of the Company or any of its Subsidiaries has made a claim against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer.

               (d) To the Knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or any of its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any of its Subsidiaries.

               (e) It is not necessary for the business of the Company or any of its Subsidiaries to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any of its Subsidiaries (or persons the Company or any of its Subsidiaries presently intends to hire). To the Company's Knowledge, at no time during the conception or reduction to practice of any of the Intellectual Property of the Company or any of its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could materially adversely affect the rights of the Company or any of its Subsidiaries to its Intellectual Property.

               3.19 Privacy of Customer Information. Neither the Company nor any of its Subsidiaries use any of the customer information it receives through its website or otherwise in an unlawful manner, or in a manner violative of the privacy policy of the Company or its Subsidiary, as the case may be, or the privacy rights of its customers. Neither the Company nor any of its Subsidiaries has collected any customer information through its website in an unlawful manner or in violation of its privacy policy. The Company and each of its Subsidiaries has adequate security measures in place to protect the customer information it receives through its website and which it stores in its computer systems from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers. The Company and each of its Subsidiaries represents to its customers that it assures complete security as to the customer information it receives through its website.

               3.20 Potential Conflicts of Interest. Except as set forth on
Schedule 3.20, no officer, director or stockholder beneficially owning more than five percent (5%) of the outstanding shares of Common Stock, to the Knowledge of the Company, no spouse of any such officer, director or stockholder, and, to the Knowledge of the Company, no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

               3.21 Trade Relations. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Company or any of its Subsidiaries, or the business of the Company or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Company or any of its Subsidiaries are individually or in the aggregate material to the Condition of the Company.

               3.22 Outstanding Borrowing. Schedule 3.22 sets forth the amount of all Indebtedness of the Company and each of its Subsidiaries as of the date hereof, the Liens that relate to such Indebtedness and that encumber the Assets and the name of each lender thereof. No Indebtedness is entitled to any voting rights in any matters voted upon by the holders of the Common Stock.

               3.23 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

               3.24 Stockholder Approval. The approval on the first attempt of
(a) more than fifty percent (50%) of the outstanding shares of Common Stock and the votes represented by the Special Voting Stock, voting together as a class, and (b) more than fifty percent (50%) of the outstanding shares of Series D Preferred Stock, voting separately as a class, such stockholders present in person or proxy at a properly convened meeting of the Company's stockholders ("Stockholder Approval") are the stockholders' consents required for the (i) filing of (A) the Amended and Restated Series D Certification of Determination and (B) the Series E Certificate of Determination; (ii) the authorization and the issuance of shares of Series E Preferred Stock authorized for issuance in the Series E Certificate of Determination; (iii) the reservation and issuance of shares of Common Stock upon conversion of the shares of Series D Preferred Stock and the shares of Series E Preferred Stock and upon exercise of the Warrants;
(iv) an amendment to the Amended and Restated Articles of Incorporation to increase the authorized shares of common stock and preferred stock, and (v) the Warrant Amendment (as defined in the November Convertible Note Agreement).

               3.25 CCC Section. The Board of Directors has taken all action necessary to exempt from the provisions of Section 1203 of the California Corporations Code, to the extent applicable, this Agreement, any acquisition by the Lenders of Notes and the Issuable Shares or Common Shares pursuant to this Agreement and the Series E Certificate of Determination, each as applicable, and any conversion by the Lenders of Issuable Shares into shares of Common Stock.

               3.26 Disclosure. This Agreement and the documents and certificates furnished to the Lenders by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

               3.27 Investments. As of the date hereof, except as set forth on
Schedule 3.27 hereto, neither the Company nor any of its Subsidiaries has made an Investment in any Person, other than a Permitted Investment.

               3.28 Sarbanes-Oxley Compliance.

               (a) The financial statements of the Company, together with the related schedules and notes, that are incorporated by reference in the Registration Statement and the Prospectus filed with the Commission on December 24, 2003, as amended: (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and (iii) comply with the antifraud provisions of the Federal securities laws. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required by the Securities Act. All non-GAAP financial measures included or incorporated by reference in the Registration Statement or the Prospectus comply in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated by the Commission thereunder.

               (b) The Company's Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 4350A(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the "NASD Rules") and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 4350A(d)(1) of the NASD Rules.

               (c) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and principal financial officer by others within the Company. As of the end of the Company's last completed fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established, and the Company will use commercially reasonable efforts to ensure that the Company's disclosure controls and procedures remain effective to perform the functions for which they were established. The Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting. The principal executive officer and the principal financial officers of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission thereunder, and the statements contained in any such certification are complete and correct. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are effective and applicable to the Company, except for the requirements of the Sarbanes-Oxley Act which are not yet required to be complied with by the Company. The Company has established procedures to implement timely additional rules and regulations applicable to the Company that may be promulgated by the Commission pursuant to the Sarbanes-Oxley Act.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE LENDERS

               Each of the Lenders hereby represents and warrants, severally and not jointly, to the Company as follows:

               4.1 Existence and Power. Such Lender (a) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

               4.2 Authorization; No Contravention. The execution, delivery and performance by such Lender of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership, corporate or limited liability company, as the case may be, action, (b) do not contravene the terms of such Lender's organizational documents, or any amendment thereof,
(c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Lender or any Requirement of Law applicable to such Lender, and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Lender.

               4.3 Governmental Authorization; Third Party Consents. Except for the Stockholder Approval, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Lender of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

               4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which such Lender is a party, have been duly executed and delivered by such Lender, and this Agreement and each of the other Transaction Documents to which such Lender is a party, constitute the legal, valid and binding obligations of such Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               4.5 Purchase for Own Account. The Notes and the Issuable Shares or Common Shares to be acquired by such Lender, respectively, are being or will be acquired for its own account and with no intention of distributing or reselling such Notes, Issuable Shares or Common Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Lender at all times to sell or otherwise dispose of all or any part of such Notes, Issuable Shares or Common Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Lender's property being at all times within its control. If such Lender should in the future decide to dispose of any of such Notes, Issuable Shares or Common Shares, such Lender understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Lender agrees to the imprinting for so long as required by law, of a legend on certificates representing all of its Notes, Issuable Shares or Common Shares and shares of Common Stock issuable upon conversion of its Issuable Shares to the following effect:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

               4.6 Restricted Securities. Such Lender understands that the Notes, the Issuable Shares and the Common Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Lender's representations set forth herein.

               4.7 Accredited Investor. Such Lender is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

               4.8 Experience. Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in its Notes, Issuable Shares or Common Shares (the "Securities"), and has so evaluated the merits and risks of such investment. Such Lender is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

               4.9 Access to Information. Such Lender has reviewed the SEC Reports and has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to publicly available information about the Company and the Subsidiaries and the Condition of the Company sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional publicly available information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Lender or its representatives or counsel shall modify, amend or affect such Lender's right to rely on the truth, accuracy and completeness of the SEC Reports and the Company's representations and warranties contained in the Transaction Documents.

               4.10 General Solicitation. Such Lender is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

               4.11 Reliance. Such Lender understands and acknowledges that: (a) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Lender hereby consents to such reliance.

               4.12 Qualified Institutional Buyer. Such Lender is a "qualified institutional buyer" as defined in Rule 144A(a)(1) of the Securities Act, as presently in effect.

               4.13 Affiliate Status. Such Lender is not an Affiliate of any director, officer or substantial shareholder of the Company for purposes of Rule 4350(i)(1)(A) of the NASD, Inc. Marketplace Rules. In addition, except as disclosed on Schedule 4.14, each Lender represents that it is not an Affiliate of the other Lenders or the January 2004 Investors and that Lenders have not entered into an agreement, arrangement or understanding with each other or any other holder of the Company's securities for the purpose of holding, acquiring, voting or disposing of any securities of the Company. Except as disclosed on
Schedule 4.14, the obligations of each Lender under any Transaction Document are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. Except as disclosed on Schedule 4.14, the decision of each Lender to purchase Securities pursuant to this Agreement has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of any Subsidiary which may have been made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any other Lender (or any other person) relating to or arising from any such information, materials, statements or opinions. Except as disclosed on Schedule 4.14, nothing contained herein or in any Transaction Document, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Except as disclosed on Schedule 4.14, each Lender acknowledges that no other Lender has acted as agent for such Lender in connection with making its investment hereunder and that no other Lender will be acting as agent of such Lender in connection with monitoring its investment hereunder. Except as disclosed on
Schedule 4.14, each Lender shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. The Lenders acknowledge that the Company has elected to provide all Lenders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Lenders.

               4.14 Capital Stock Ownership. Schedule 4.14 sets forth a complete list of the capital stock, Common Stock Equivalents or other securities of the Company (and any options, warrants, conversion privileges, subscription purchase rights or other rights presently outstanding to purchase or otherwise acquire any of the foregoing) beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Lender and its respective Affiliates as of the date hereof.

                                    ARTICLE V

                          CONDITIONS TO INITIAL CLOSING

               5.1 Conditions to Lenders' Obligations. Each of the Lenders' obligation to consummate the transactions contemplated by the Initial Closing pursuant to this Agreement is subject to the fulfillment at or prior to the Initial Closing of the following conditions, any of which may be waived in whole or in part by such Lender:

               (a) Representations and Warranties. The representations and warranties made by the Company in Article III hereof shall be true and correct on the Initial Closing Date.

               (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Initial Closing Date shall have been performed or complied with.

               (c) Compliance Certificate. The Company shall have delivered to the Lenders a certificate of the Company, executed by the Chief Executive Officer of the Company and dated as of the Initial Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1(a) and Section 5.1(b) hereof.

               (d) Secretary's Certificate. The Company shall have delivered to the Lenders a certificate from the Company, in form and substance satisfactory to the Lenders, dated as of the Initial Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (i) that the Company is in good standing with the Secretary of State of the State of California and (ii) that the attached copies of the Articles of Incorporation, the By-laws, and resolutions of the Board of Directors of the Company approving this Agreement and each of the applicable Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

               (e) Satisfactory Release of Liens. The Company shall have delivered to the Lenders satisfactory evidence of the release of all Liens, except for Permitted Liens, on the assets of the Company and its Subsidiaries in order to ensure the Lender's first priority security interests upon the filing of applicable UCC-1's.

               (f) Opinion of Counsel. The Company shall have caused the opinion of Pillsbury Winthrop LLP, dated the Initial Closing Date, relating to the transactions contemplated by the Initial Closing, substantially in the form attached hereto as Exhibit G to be delivered to the Lenders.

               (g) SVB Consent. The Company shall have delivered to the Lenders the written consent of Silicon Valley Bank to the execution, delivery and performance of the Transaction Documents and all of the transactions contemplated therein.

               5.2 Conditions to Company's Obligations. The Company's obligation to consummate the transactions contemplated by the Initial Closing pursuant to this

Agreement is subject to the fulfillment at or prior to the Initial Closing of the following conditions, any of which may be waived in whole or in part by the
Company:

               (a) Representations and Warranties. The representations and warranties made by the Lenders in Article IV hereof shall be true and correct on the Initial Closing Date.

               (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Lenders on or prior to the Initial Closing Date shall have been performed or complied with.

                                   ARTICLE VI

                        CONDITIONS TO SUBSEQUENT CLOSING

               6.1 Conditions to Lenders' Obligations. Each of the Lenders' obligation to consummate the Conversion at the Subsequent Closing pursuant to this Agreement is subject to the fulfillment at or prior to the Subsequent Closing of the following conditions:

               (a) Compliance with Laws. The issuance of the Issuable Shares by the Company hereunder shall be legally permitted by all laws and regulations to which the Company is subject.

               (b) Stockholder Approval. The Company shall have delivered to the Lenders satisfactory evidence of the Stockholder Approval.

               (c) Amendment to the Amended and Restated Articles of Incorporation. The Company shall have duly filed with the Secretary of State of the State of California and caused to become effective an amendment to the Amended and Restated Articles of Incorporation to increase the authorized common stock and preferred stock of the Company.

               (d) Certificate of Determination. The Company shall have duly filed with the Secretary of State of the State of California the Series E Certificate of Determination.

               6.2 Conditions to the Company's Obligations. The Company's obligation to consummate the Conversion at the Subsequent Closing pursuant to this Agreement is subject to the fulfillment at or prior to the Subsequent Closing of the following condition:

               (a) Stockholder Approval. The Company shall have received satisfactory evidence of the Stockholder Approval.

                                   ARTICLE VII

                                 INDEMNIFICATION

               7.1 Indemnification. Except as otherwise provided in this Article VII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Lenders and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement, the Amended and Restated Registration Rights Agreement, the Notes or the Security Agreement. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Issuable Shares or Common Shares, as applicable, directly caused by such breach. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

               7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either
(x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

               7.3 Contribution. If the indemnification provided for in this
Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any reasonable legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                  ARTICLE VIII

                                    COVENANTS

               The Company hereby covenants and agrees with the Lenders as follows:

               8.1 Financial Statements and Other Information. If any time the Company is not subject to the periodic disclosure obligations of the Exchange Act, the Company shall deliver to each Lender, in form and substance satisfactory to such Lender:

               (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

               (b) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

               (c) as soon as available, but in any event not later than ten
(10) days after the end of each month of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP.

               8.2 FIRPTA Certificate. If requested by any of the Lenders, as promptly as practicable, but not later than five (5) days after the end of each fiscal year of the Company, the Company shall deliver to such Lender, in form and substance satisfactory to such Lender, a certificate signed by the Chief Executive Officer of the

Company in customary form certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

               8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Issuable Shares, as provided in the Series E Certificate of Determination, or upon conversion of the Notes, as provided for in the Notes, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Series E Certificate of Determination, or in accordance with the Notes, as the case may be, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock, in accordance with the terms of the Series E Certificate of Determination or the terms of the Notes, as the case may be, and otherwise comply with the terms hereof and thereof.

               8.4 Stockholder Approval. The Company will use all reasonable commercial efforts to cause the proxy statement filed with the Commission on December 24, 2003 to be distributed to the Company's stockholders in connection with the solicitation of votes in favor of the matters set forth in Section 3.24 that require Stockholder Approval, including any amendments or supplements thereto (the "Proxy Statement") to be cleared by the Commission as promptly as practicable. The Company agrees to provide the Lenders and their respective counsel with any written comments the Company or its counsel may receive from the Commission with respect to the Proxy Statement promptly after the receipt of such comments. The Company will use all reasonable commercial efforts to cause the Proxy Statement (a) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (b) to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Following clearance by the Commission of the Proxy Statement, the Company shall promptly distribute the Proxy Statement to its stockholders and call and arrange for a special meeting of stockholders and take such other actions as are required or necessary in order to obtain the Stockholder Approval as promptly as practicable. The Company will use all reasonable commercial efforts to hold the special meeting and obtain a vote of the stockholders on or prior to August 15, 2004. The Board of Directors shall recommend that the Company's stockholders vote in favor of the Stockholder Approval.

               8.5 Financial Covenants. The Company hereby covenants and agrees that on and after the Initial Closing and until all of the obligations under the Notes, including, without limitation, the repayment or conversion of the principal amount and all accrued interest outstanding thereunder, have been satisfied in full, the Company shall at all times comply with the financial and other covenants set forth on Schedule 8.5.

               8.6 Purchases and Sales. In the event any Lender has become aware of or becomes aware of any material non-public information about the Company (which the parties hereby agree will include (but not be limited to) any information labeled by the Company to be material non-public information) ("Material Non-Public Information"), such Lender shall not purchase or sell any shares of the Company's capital stock (or securities exercisable or convertible for shares of the Company's capital stock) until the earlier of (a) such time as the information is no longer material as a matter of law (which the parties agree shall be a period of at least three months after becoming aware of such material non-public information), and (b) the time at which such information has been disseminated publicly by the Company, and in any event not in violation of the federal securities laws. Except as set forth in this Agreement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Lender or its agents or counsel with any information that the Company believes constitutes Material Non-Public Information, unless prior thereto such Lender shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Lender shall be relying on the foregoing representations in effecting transactions in securities of the Company.

               8.7 Proxy Matters. Notwithstanding anything herein to the contrary, but subject to the provisions of Section 9.1 of this Agreement, if the Registration Statement (as defined in the November Convertible Note Agreement) has not been declared effective by the Commission on or prior to May 15, 2004, subject to approval by the Board of Directors, the Company will promptly take all such actions as may be necessary to withdraw the Registration Statement, and the Company shall continue to have an obligation under Section 8.4 of this Agreement to seek Stockholder Approval. If the Company withdraws the Registration Statement pursuant to this Section 8.7 and receives Stockholder Approval, the Company may, subject to approval by the Board of Directors, file a subsequent registration statement with the Commission and provide the Company's shareholders the opportunity to participate in a subsequent rights offering.

                                   ARTICLE IX

                                   TERMINATION

               9.1 Termination. The Lenders' obligation to consummate the Conversion under this Agreement including, but not limited to, Sections 2.4(e), 2.4(f) and 2.4(g) and Article VI of this Agreement, shall terminate in the event that the Company is unable to obtain Stockholder Approval pursuant to Section
8.4 on the first attempt, but in any event on August 15, 2004, if Stockholder Approval is not obtained by such date. None of the Company or the Lenders shall have any liability arising out of such termination.

                                    ARTICLE X

                                  MISCELLANEOUS

               10.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt by the Lenders of audited financial statements of the Company for the fiscal year ending December 31, 2004 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for
(a) Sections 3.1, 3.2, 3.4, 3.7, 3.13 and 3.23, which representations and warranties shall survive until the third anniversary of the Initial Closing Date, and (b) Section 3.11, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.11 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

               10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               if to the Company:

               Critical Path, Inc.
               350 The Embarcadero
               San Francisco, CA  94105
               Telecopy:  (415) 541-2300
               Attention:  Chief Financial Officer

               with a copy to, which shall not constitute notice to the Company:

               Pillsbury Winthrop LLP
               50 Fremont Street
               San Francisco, CA  94105
               Telecopy:  (415) 983-1200
               Attention:  Gregg Vignos, Esq.

               if to the Lenders:

               Apex Capital, LLC
               25 Orinda Way, Suite 300
               Orinda, CA 94563
               Attention:  Adam Fiore, General Counsel
               Telephone:  (925) 253-6125
               Telecopy:  (925) 253-1809

               with a copy to, which shall not constitute notice:

               Howard, Rice, Nemerovski, Canady, Falk & Rabkin
               Three Embarcadero Center, Seventh Floor
               San Francisco, CA 94111-4024
               Telephone:  (415) 434-1600
               Telecopy:  (415) 217-5910
               Attention:  Joseph Hershenson

               and to:

               Crosslink Capital
               Two Embarcadero Center, Suite 2200
               San Francisco, CA  94111
               Attention:  Jason Sanders
               Telephone:  (415) 617-1845
               Telecopy:  (415) 617-1801

               and to:

               Sagamore Hill Hub Fund, Ltd.
               c/o Sagamore Hill Capital Management
               10 Glenville Street, 3rd Floor
               Greenwich, CT  06831
               Attention:  Legal Department
               Telecopy:  (203) 422-7214

               and to:

               Criterion Capital Management
               One Maritime Plaza, Suite 1460
               San Francisco, CA  64111
               Attention:  R. Daniel Beckham
               Telephone:
               Telecopy:

               and to:

               Capital Ventures International
               c/o Heights Capital Management, Inc.
               425 California Street, Suite 1100
               San Francisco, CA 94104
               Attention:  Martin Kobinger
               Telephone:  (415) 403-6500
               Telecopy:  (415) 403-6525

               All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

               10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Lenders may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Lenders. Except as provided in
Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

               10.4 Amendment and Waiver.

               (a) No failure or delay on the part of the Company or the Lenders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Lenders at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Lenders from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Lenders, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

               10.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               10.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

               10.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

               10.11 Fees. The Company shall reimburse the Lenders for their fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement (including, but without limitation, to advise on reporting obligations of the Lenders and filings with Commission); provided, that the aggregate amount of all such reimbursements in respect of the Lenders shall not exceed $20,000.

               10.12 Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Lenders or the business, technology and financial affairs of the Company, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any of the Lenders from disclosing information (a) that is already publicly available, (b) that was known to such Lender on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Lender will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Lender will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (d) to the extent that such Lender reasonably believes it appropriate in order to comply with any Requirement of Law, (e) to such Lender's or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents. If any announcement is required by any Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon. Each of the Lenders acknowledge that if such Lender becomes aware of Material Non-Public Information, such Lender's ability to trade in the Company's securities and to participate, to the extent otherwise eligible, in the Rights Offering would be restricted.

               10.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

               10.14 Waiver. The Company hereby waives the provisions set forth in Section 8.6 of the January Convertible Note Agreement with respect to the purchase by certain of the January 2004 Investors of Notes (and any shares of capital stock of the Company issuable upon their conversion) pursuant to this Agreement.


              [the remainder of this page intentionally left blank]

               IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Convertible Note Purchase Agreement on the date first written above.

                             CRITICAL PATH, INC.,
                             a California corporation


                             By: /s/   William E. McGlashan, Jr.
                                 -----------------------------------
                                 Name:   William E. McGlashan, Jr.
                                 Title:  Chairman, Chief Executive Officer




              SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

                             PERMAL U.S. OPPORTUNITIES LIMITED

                             By: Apex Capital, LLC, its Authorized Investment
                                 Advisor


                                 By: /s/ Sanford J. Colen
                                     -------------------------------------------
                                 Name:  Sanford J. Colen
                                 Title: Manager and Principal


                             ZAXIS PARTNERS, L.P.

                             By: Apex Capital, LLC, its General Partner


                                 By: /s/ Sanford J. Colen
                                     -------------------------------------------
                                 Name:  Sanford J. Colen
                                 Title: Manager and Principal


                             ZAXIS EQUITY NEUTRAL, L.P.

                             By: Apex Capital, LLC, its General Partner


                                 By: /s/  Sanford J. Colen
                                     -------------------------------------------
                                 Name:  Sanford J. Colen
                                 Title: Manager and Principal


                             ZAXIS OFFSHORE LIMITED

                             By: Apex Capital, LLC, its Authorized Investment
                                 Advisor


                                 By: /s/   Sanford J. Colen
                                     -------------------------------------------
                                 Name:  Sanford J. Colen
                                 Title: Manager and Principal


              SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

                             ZAXIS INSTITUTIONAL PARTNERS, L.P.

                             By: Apex Capital, LLC, its General Partner


                                 By: /s/ Sanford J. Colen
                                     -------------------------------------------
                                 Name:  Sanford J. Colen
                                 Title: Manager and Principal


                             GUGGENHEIM PORTFOLIO COMPANY XIII

                             By: Apex Capital, LLC, its Authorized Investment
                                 Advisor


                                 By: /s/ Sanford J. Colen
                                    --------------------------------------------
                                 Name:  Sanford J. Colen
                                 Title: Manager and Principal



              SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

                             CROSSLINK CROSSOVER FUND IV, L.P.

                             By: Crossover Fund IV Management, L.L.C.,
                                 its General Partner


                                 By: /s/ Michael J. Stark
                                     -------------------------------------------
                                 Name:  Michael J. Stark
                                 Title: Managing Member



              SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

                          SAGAMORE HILL HUB FUND, LTD.

                          By: Sagamore Hill Capital Management, L.P.,
                              Investment Manager


                              By: /s/ Steven H. Bloom
                                  ----------------------------------------------
                              Name: Steven H. Bloom
                              Title: President



              SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

                         CAPITAL VENTURES INTERNATIONAL

                         By: Heights Capital Management, Inc., an authorized
                             signatory


                             By: /s/ Martin Kobinger
                                 -----------------------------------------------
                             Name: Martin Kobinger
                             Title:  Investment Manager

                        CRITERION CAPITAL PARTNERS, LTD.

                        By: Derivatives Portfolio Management, an authorized
                            signatory


                            By: /s/ Guy J. Castranova
                                ------------------------------------------------
                            Name: Guy J. Castranova
                            Title: Chief Operating Officer


                        CRITERION CAPITAL PARTNERS, INSTITUTIONAL

                        By: Criterion Capital Partners, LLC, an authorized
                            signatory


                            By: /s/ R. Daniel Beckham
                                -------------------------------------------
                            Name: R. Daniel Beckham
                            Title: Chief Operating Officer


                        CRITERION CAPITAL PARTNERS, L.P.

                        By: Criterion Capital Partners, LLC, an authorized
                            signatory


                            By: /s/ R. Daniel Beckham
                                ------------------------------------------------
                            Name:  R. Daniel Beckham
                            Title: Chief Operating Officer